Exhibit 10.1

Pacific Green Technologies Inc.

NEIL CARMICHAEL

NON-EXEC DIRECTOR AGREEMENT

PacificGreen
technologies

make the difference

Technologies | Marketing | Licensing

NON-EXECUTIVE DIRECTOR CONSULTING AGREEMENT

THIS AGREEMENT is dated on the 18th day of December, 2012.

BETWEEN:

Pacific Green Technologies Inc., of Suite D155, 3651 Lindell Road, Las Vegas, NV, 89103

(the "Company")

AND:

Neil Carmichael Esq   of 27 Old Gloucester Street, London WC1N 3AX

(the "Non-Exec Director")

WHEREAS:

A.                       The Company desires to appoint the Non-Exec Director to its board of directors in order to perform services customary to that which is expected of a member of a board of directors of a publicly reporting company (the “Services”);

B.                       The Non-Exec Director has agreed to provide the Services to the Company on the terms and conditions of this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each, the parties hereto agree as follows:

ARTICLE 1
APPOINTMENT AND AUTHORITY OF NON-EXEC DIRECTOR

1.1                      Appointment of Non-Exec Director.  The Company hereby appoints the Non-Exec Director to perform the Services for the benefit of the Company as hereinafter set forth, and the Company hereby authorizes the Non-Exec Director to exercise such powers as provided under this Agreement.  The Non-Exec Director accepts such appointment on the terms and conditions herein set forth.

1.2                      Performance of Services.  The Services hereunder have been and shall continue to be provided on the basis of the following terms and conditions:

(a)	the Non-Exec Director shall report directly to the Board of Directors of the Company;

(b)
the Non-Exec Director shall faithfully, honestly and diligently serve the Company and cooperate with the Company and utilize maximum professional skill and care to ensure that all services rendered hereunder, including the Services, are to the satisfaction of the Company, acting reasonably, and the Non-Exec Director shall provide any other services not specifically mentioned herein, but which by reason of the Non-Exec Director's capability the Non-Exec Director knows or ought to know to be necessary to ensure that the best interests of the Company are maintained; and

(c)	the Company shall report the results of the Non-Exec Director's duties hereunder as may be requested by the Company from time to time.

1.3                      Authority of Non-Exec Director.  The Non-Exec Director shall have no right or authority, express or implied, to commit or otherwise obligate the Company in any manner whatsoever except to the extent specifically provided herein or specifically authorized in writing by the Company.

1.4                      Independent Non-Exec Director.  In performing the Services, the Non-Exec Director shall be an independent Non-Exec Director and not an employee or agent of the Company, except that the Non-Exec Director shall be the agent of the Company solely in circumstances where the Non-Exec Director must be the agent to carry out its obligations as set forth in this Agreement.  Nothing in this Agreement shall be deemed to require the Non-Exec Director to provide the Services exclusively to the Company and the Non-Exec Director hereby acknowledges that the Company is not required and shall not be required to make any remittances and payments required of employers by statute on the Non-Exec Director's behalf and the Non-Exec Director or any of its agents shall not be entitled to the fringe benefits provided by the Company to its employees.

ARTICLE 2
NON-EXEC DIRECTOR'S AGREEMENTS

2.1                      Expense Statements.  The Non-Exec Director may incur expenses in the name of the Company as agreed in advance in writing by the Company, provided that such expenses relate solely to the carrying out of the Services.  The Non-Exec Director will immediately forward all invoices for expenses incurred on behalf of and in the name of the Company and the Company agrees to pay said invoices directly on a timely basis.  The Non-Exec Director agrees to obtain approval from the Company in writing for any individual expense of $500 or greater or any aggregate expense in excess of $2,000 incurred in any given month by the Non-Exec Director in connection with the carrying out of the Services.

2.2                      Travel Expenses.  The Company may require the Non-Exec Director to travel or temporarily relocate to oversee local operations.  If relocation or travel is required, the Company shall provide the Non-Exec Director with reasonable accommodations as well as travel expenses.  During extended relocation, the Non-Exec Director shall be provided with paid visits back to his home residence.  Any expenses subject to this Section 2.2 shall be discussed and agreed upon by the Non-Exec Director and the Company before they are undertaken.

2.3                      Regulatory Compliance.  The Non-Exec Director agrees to comply with all applicable securities legislation and regulatory policies in relation to providing the Services, including but not limited to United States securities laws (in particular, Regulation FD) and the policies of the United States Securities and Exchange Commission.

2.4                      Prohibition Against Insider Trading.  The Non-Exec Director hereby acknowledges that the Non-Exec Director is aware, and further agrees that the Non-Exec Director will advise those of its directors, officers, employees and agents who may have access to Confidential Information, that United States securities laws prohibit any person who has material, non-public information about a company from purchasing or selling securities of such a company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

ARTICLE 3
COMPANY'S AGREEMENTS

3.1                      Cash Compensation.  Compensation for agreeing to enter into this Agreement and provide the Services to be rendered by the Non-Exec Director pursuant to this Agreement shall be $1,000 for the term of this Agreement (defined in Section 4.1 below).

3.2                      Compensation Options.  Additional compensation for agreeing to enter into this Agreement and provide the Services to be rendered by the Non-Exec Director pursuant to this Agreement shall be payable in the granting of options to acquire 62,500 shares of the Company’s common stock at $0.01c per share (the "Compensation Options") as laid out in the Stock Option Agreement attached hereto as Exhibit ‘A’.  The Compensation Options shall terminate the earlier of 24 months, or upon the termination of this Agreement and the Non-Exec Director’s engagement with the Company.

3.3                      Information.  Subject to the terms of this Agreement, including without limitation Article 5 hereof, and provided that the Non-Exec Director agrees that it will not disclose any material non-public information to any person or entity, the Company shall make available to the Non-Exec Director such information and data and shall permit the Non-Exec Director to have access to such documents as are reasonably necessary to enable it to perform the Services under this Agreement.  The Company also agrees that it will act reasonably and promptly in reviewing materials submitted to it from time to time by the Non-Exec Director and inform the Non-Exec Director of any material inaccuracies or omissions in such materials.

ARTICLE 4
DURATION, TERMINATION AND DEFAULT

4.1                      Effective Date.  This Agreement shall become effective as of December 18, 2012 (the "Effective Date", and shall continue for a period of 24 months year from the Effective Date (the "Term”) or until earlier terminated pursuant to the terms of this Agreement.

4.2                      Termination.  Without prejudicing any other rights that the Company may have hereunder or at law or in equity, the Company may terminate this Agreement immediately upon it election to do so, or if it so elects, upon delivery of written notice to the Non-Exec Director if:

(a)	the Non-Exec Director breaches section 2.3 or 2.4 of this Agreement;

(b)
the Non-Exec Director breaches any other material term of this Agreement and such breach is not cured to the reasonable satisfaction of the Company within thirty (30) days after written notice describing the breach in reasonable detail is delivered to the Non-Exec Director;

(c)
the Company acting reasonably determines that the Non-Exec Director has acted, is acting or is likely to act in a manner detrimental to the Company or has violated or is likely to violate the confidentiality of any information as provided for in this Agreement;

(d)	the Non-Exec Director is unable or unwilling to perform the Services under this Agreement, or

(e)	the Non-Exec Director commits fraud, serious neglect or misconduct in the discharge of the Services.

4.3                      Termination with Notice.  Either the Non-Exec Director or the Company may terminate this Agreement by providing at least thirty (30) days prior written notice to the other party.

4.4                      Duties Upon Termination.  Upon termination of this Agreement for any reason, the Non-Exec Director shall upon receipt of all sums due and owing, promptly deliver the following in accordance with the directions of the Company:

(a)	a final accounting, reflecting the balance of expenses incurred on behalf of the Company as of the date of termination; and

(b)
all documents pertaining to the Company or this Agreement, including but not limited to, all books of account, correspondence and contracts in his possession, provided that the Non-Exec Director shall be entitled thereafter to inspect, examine and copy all of the documents which it delivers in accordance with this provision at all reasonable times upon three (3) days' notice to the Company.

ARTICLE 5
CONFIDENTIALITY AND NON-COMPETITION

5.1                      Maintenance of Confidential Information.  The Non-Exec Director acknowledges that in the course of its appointment hereunder the Non-Exec Director will, either directly or indirectly, have access to and be entrusted with information (whether oral, written or by inspection) relating to the Company or its respective affiliates, associates or customers (the "Confidential Information").  For the purposes of this Agreement, "Confidential Information" includes, without limitation, any and all Developments (as defined herein), trade secrets, inventions, innovations, techniques, processes, formulas, drawings, designs, products, systems, creations, improvements, documentation, data, specifications, technical reports, customer lists, supplier lists, distributor lists, distribution channels and methods, retailer lists, reseller lists, employee information, financial information, sales or marketing plans, competitive analysis reports and any other thing or information whatsoever, whether copyrightable or uncopyrightable or patentable or unpatentable.  The Non-Exec Director acknowledges that the Confidential Information constitutes a proprietary right, which the Company is entitled to protect.  Accordingly the Non-Exec Director covenants and agrees that during the Term and thereafter until such time as all the Confidential Information becomes publicly known and made generally available through no action or inaction of the Non-Exec Director, the Non-Exec Director will keep in strict confidence the Confidential Information and shall not, without prior written consent of the Company in each instance, disclose, use or otherwise disseminate the Confidential Information, directly or indirectly, to any third party.

5.2                      Exceptions. The general prohibition contained in Section 5.1 against the unauthorized disclosure, use or dissemination of the Confidential Information shall not apply in respect of any Confidential Information that:

(a)	is available to the public generally in the form disclosed;

(b)	becomes part of the public domain through no fault of the Non-Exec Director;

(c)	is already in the lawful possession of the Non-Exec Director at the time of receipt of the Confidential Information; or

(d)
is compelled by applicable law to be disclosed, provided that the Non-Exec Director gives the Company prompt written notice of such requirement prior to such disclosure and provides assistance in obtaining an order protecting the Confidential Information from public disclosure.

5.3                      Developments.  Any information, data, work product or any other thing or documentation whatsoever which the Non-Exec Director, either by itself or in conjunction with any third party, conceives, makes, develops, acquires or acquires knowledge of during the Non-Exec Director's appointment with the Company or which the Non-Exec Director, either by itself or in conjunction with any third party, shall conceive, make, develop, acquire or acquire knowledge of (collectively the "Developments") during the Term or at any time thereafter during which the Non-Exec Director is engaged by the Company that is related to the business of mining property acquisition and exploration shall automatically form part of the Confidential Information and shall become and remain the sole and exclusive property of the Company.  Accordingly, the Non-Exec Director does hereby irrevocably, exclusively and absolutely assign, transfer and convey to the Company in perpetuity all worldwide right, title and interest in and to any and all Developments and other rights of whatsoever nature and kind in or arising from or pertaining to all such Developments created or produced by the Non-Exec Director during the course of performing this Agreement, including, without limitation, the right to effect any registration in the world to protect the foregoing rights.  The Company shall have the sole, absolute and unlimited right throughout the world, therefore, to protect the Developments by patent, copyright, industrial design, trademark or otherwise and to make, have made, use, reconstruct, repair, modify, reproduce, publish, distribute and sell the Developments, in whole or in part, or combine the Developments with any other matter, or not use the Developments at all, as the Company sees fit.

5.4                      Protection of Developments.  The Non-Exec Director does hereby agree that, both before and after the termination of this Agreement, the Non-Exec Director shall perform such further acts and execute and deliver such further instruments, writings, documents and assurances (including, without limitation, specific assignments and other documentation which may be required anywhere in the world to register evidence of ownership of the rights assigned pursuant hereto) as the Company shall reasonably require in order to give full effect to the true intent and purpose of the assignment made under Section 5.3 hereof.  If the Company is for any reason unable, after reasonable effort, to secure execution by the Non-Exec Director on documents needed to effect any registration or to apply for or prosecute any right or protection relating to the Developments, the Non-Exec Director hereby designates and appoints the Company and its duly authorized officers and agents as the Non-Exec Director's agent and attorney to act for and in the Non-Exec Director's behalf and stead to execute and file any such document and do all other lawfully permitted acts necessary or advisable in the opinion of the Company to effect such registration or to apply for or prosecute such right or protection, with the same legal force and effect as if executed by the Non-Exec Director.

5.5                      Remedies.  The parties to this Agreement recognize that any violation or threatened violation by the Non-Exec Director of any of the provisions contained in this Article 5 will result in immediate and irreparable damage to the Company and that the Company could not adequately be compensated for such damage by monetary award alone.  Accordingly, the Non-Exec Director agrees that in the event of any such violation or threatened violation, the Company shall, in addition to any other remedies available to the Company at law or in equity, be entitled as a matter of right to apply to such relief by way of restraining order, temporary or permanent injunction and to such other relief as any court of competent jurisdiction may deem just and proper.

5.6                      Reasonable Restrictions.  The Non-Exec Director agrees that all restrictions in this Article 5 are reasonable and valid, and all defenses to the strict enforcement thereof by the Company are hereby waived by the Non-Exec Director.

ARTICLE 6
PRIVATE PLACEMENT OF COMPENSATION OPTIONS

6.1                      Documents Required from Non-Exec Director.  The Non-Exec Director shall complete, sign and return to the Company as soon as possible, on request by the Company, such additional documents, notices and undertakings as may be required by regulatory authorities and applicable law.

6.2                      Acknowledgements of Non-Exec Director. The Non-Exec Director acknowledges and agrees that:

(a)
the Non-Exec Director agrees and acknowledges that none of the Compensation Options have been registered under the Securities Act of 1933 or under any state securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons (as that term is defined in Regulation S under the Securities Act of 1933), except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the Securities Act of 1933, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933 and in each case only in accordance with applicable state securities laws.  However, the parties acknowledge that the Company shall register the Compensation Options within one year from the date of this Agreement;

(b)
the Non-Exec Director has not acquired the Compensation Options as a result of, and will not itself engage in, any "directed selling efforts" (as defined in Regulation S under the 1933 Act) in the United States in respect of any of the Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Compensation Options; provided, however, that the Non-Exec Director may sell or otherwise dispose of any of the Compensation Options pursuant to registration thereof under the 1933 Act and any applicable state securities laws or under an exemption from such registration requirements;

(c)
the Compensation Options will be subject in the United States to a hold period from the date of issuance of the Compensation Options unless such Compensation Options are registered with the Securities and Exchange Commission ("SEC");

(d)
the decision to execute this Agreement and purchase the Compensation Options agreed to be purchased hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Company other than those made by the Company in the information the Company has filed with the SEC;

(e)
it will indemnify and hold harmless the Company and, where applicable, its directors, officers, employees, agents, advisors and shareholders from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Non-Exec Director contained herein or in any document furnished by the Non-Exec Director to the Company in connection herewith being untrue in any material respect or any breach or failure by the Non-Exec Director to comply with any covenant or agreement made by the Non-Exec Director to the Company in connection therewith;

(f)	the issuance and sale of the Compensation Options to the Non-Exec Director will not be completed if it would be unlawful;

(g)
the Compensation Options are not listed on any stock exchange or subject to quotation and no representation has been made to the Non-Exec Director that the Compensation Options will become listed on any other stock exchange or subject to quotation on any other quotation system except that market makers are currently making markets in the Company's common stock on the OTC Bulletin Board;

(h)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Compensation Options;

(i)	there is no government or other insurance covering the Compensation Options;

(j)	there are risks associated with an investment in the Compensation Options, including the risk that the Non-Exec Director could lose all of its investment;

(k)
the Non-Exec Director and the Non-Exec Director's advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Company in connection with the distribution of the Compensation Options hereunder, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information about the Company;

(l)
the books and records of the Company were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Non-Exec Director during reasonable business hours at its principal place of business, and all documents, records and books in connection with the distribution of the Compensation Options hereunder have been made available for inspection by the Non-Exec Director, the Non-Exec Director's lawyer and/or advisor(s);

(m)
the Company will refuse to register any transfer of the Compensation Options not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act;

(n)
the statutory and regulatory basis for the exemption claimed for the offer of the Compensation Options, although in technical compliance with Regulation S, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the 1933 Act; and

(o)
the Non-Exec Director has been advised to consult the Non-Exec Director's own legal, tax and other advisors with respect to the merits and risks of an investment in the Compensation Options and with respect to applicable resale restrictions, and it is solely responsible (and the Company is not in any way responsible) for compliance with:

(i)	any applicable laws of the jurisdiction in which the Non-Exec Director is resident in connection with the distribution of the Compensation Options hereunder, and

(ii)	applicable resale restrictions.

6.3                      Representations, Warranties and Covenants of the Non-Exec Director.  The Non-Exec Director hereby represents and warrants to and covenants with the Company (which representations, warranties and covenants shall survive the end of the expiry of the Term or early termination of this Agreement) that:

(a)	The Non-Exec Director is not a US Person as that term is defined in Regulation S promulgated under the 1933 Act;

(b)
the sale of the Compensation Options to the Non-Exec Director as contemplated in this Agreement complies with or is exempt from the applicable securities legislation of the jurisdiction of residence of the Non-Exec Director;

(c)
the Non-Exec Director is acquiring the Compensation Options for investment only and not with a view to distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Compensation Options in the United States or to U.S. Persons;

(d)
the Non-Exec Director is executing this Agreement and is acquiring the Compensation Options as principal for the Non-Exec Director's own account, for investment purposes only, and not with a view to, or for, distribution or fractionalisation thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such Compensation Options;

(e)	the entering into of this Agreement and the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Non-Exec Director;

(f)
the entering into of this Agreement and the transactions contemplated thereby will not result in the violation of any of the terms and provisions of any law applicable to the Non-Exec Director, or of any agreement, written or oral, to which the Non-Exec Director may be a party or by which the Non-Exec Director is or may be bound;

(g)
the Non-Exec Director has duly executed and delivered this Agreement and it constitutes a valid and binding agreement of the Non-Exec Director enforceable against the Non-Exec Director in accordance with its terms;

(h)
the Non-Exec Director has the requisite knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment in the Compensation Options and the Company;

(i)
the Non-Exec Director is not an underwriter of, or dealer in, the common shares of the Company, nor is the Non-Exec Director participating, pursuant to a contractual agreement or otherwise, in the distribution of the Compensation Options;

(j)	the Non-Exec Director is not aware of any advertisement of pertaining to the Company or any of the Compensation Options; and

(k)	no person has made to the Non-Exec Director any written or oral representations:

(i)	that any person will resell or repurchase any of the Compensation Options;

(ii)	that any person will refund the purchase price of any of the Compensation Options;

(iii)	as to the future price or value of any of the Compensation Options; or

(iv)
that any of the Compensation Options will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Compensation Options of the Company on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the common shares of the Company on the OTC Bulletin Board.

6.4                      Legending of Compensation Options.  The Non-Exec Director hereby acknowledges that upon the issuance thereof, and until such time as the same is no longer required under the applicable securities laws and regulations, the certificates representing any of the Compensation Options will bear a legend in substantially the following form:

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.  IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.  "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.

6.5                      The Non-Exec Director hereby acknowledges and agrees to the Company making a notation on its records or giving instructions to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Agreement.

ARTICLE 7
MISCELLANEOUS

7.1                      Notices.  All notices required or allowed to be given under this Agreement shall be made either personally by delivery to or by facsimile transmission to the address set forth above or to such other address as may be designated from time to time by such party in writing.

7.2                      Independent Legal Advice.  The Non-Exec Director acknowledges that:

(a)	this Agreement was prepared for the Company;

(b)	the Non-Exec Director has been requested to obtain his own independent legal advice on this Agreement prior to signing this Agreement;

(c)	the Non-Exec Director has been given adequate time to obtain independent legal advice;

(d)	by signing this Agreement, the Non-Exec Director confirms that he fully understands this Agreement; and

(e)	by signing this Agreement without first obtaining independent legal advice, the Non-Exec Director waives his right to obtain independent legal advice.

7.3                      Change of Address.  Any party may, from time to time, change its address for service hereunder by written notice to the other party in the manner aforesaid.

7.4                      Entire Agreement.  As of from the date hereof, any and all previous agreements, written or oral between the parties hereto or on their behalf relating to the appointment of the Non-Exec Director by the Company are null and void.  The parties hereto agree that they have expressed herein their entire understanding and agreement concerning the subject matter of this Agreement and it is expressly agreed that no implied covenant, condition, term or reservation or prior representation or warranty shall be read into this Agreement relating to or concerning the subject matter hereof or any matter or operation provided for herein.

7.5                      Further Assurances.  Each party hereto will promptly and duly execute and deliver to the other party such further documents and assurances and take such further action as such other party may from time to time reasonably request in order to more effectively carry out the intent and purpose of this Agreement and to establish and protect the rights and remedies created or intended to be created hereby.

7.6                      Waiver.  No provision hereof shall be deemed waived and no breach excused, unless such waiver or consent excusing the breach is made in writing and signed by the party to be charged with such waiver or consent.  A waiver by a party of any provision of this Agreement shall not be construed as a waiver of a further breach of the same provision.

7.7                      Amendments in Writing.  No amendment, modification or rescission of this Agreement shall be effective unless set forth in writing and signed by the parties hereto.

7.8                      Assignment.  Except as herein expressly provided, the respective rights and obligations of the Non-Exec Director and the Company under this Agreement shall not be assignable by either party without the written consent of the other party and shall, subject to the foregoing, enure to the benefit of and be binding upon the Non-Exec Director and the Company and their permitted successors or assigns.  Nothing herein expressed or implied is intended to confer on any person other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

7.9                      Severability.  In the event that any provision contained in this Agreement shall be declared invalid, illegal or unenforceable by a court or other lawful authority of competent jurisdiction, such provision shall be deemed not to affect or impair the validity or enforceability of any other provision of this Agreement, which shall continue to have full force and effect.

7.10                    Headings.  The headings in this Agreement are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

7.11                    Number and Gender.  Wherever the singular or masculine or neuter is used in this Agreement, the same shall be construed as meaning the plural or feminine or a body politic or corporate and vice versa where the context so requires.

7.12                    Time.  Time shall be of the essence of this Agreement. In the event that any day on or before which any action is required to be taken hereunder is not a business day, then such action shall be required to be taken at or before the requisite time on the next succeeding day that is a business day.  For the purposes of this Agreement, "business day" means a day which is not Saturday or Sunday or a statutory holiday in British Columbia, Canada.

7.13                    Enurement.  This Agreement is intended to bind and enure to the benefit of the Company, its successors and assigns, and the Non-Exec Director and the personal legal representatives of the Non-Exec Director.

7.14                    Counterparts.  This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

7.15                    Currency.  Unless otherwise provided, all dollar amounts referred to in this Agreement are in lawful money of the United States of America.

7.16                    Electronic Means.  Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the effective date of this Agreement.

7.17                    Proper Law.  This Agreement will be governed by and construed in accordance with the law of the State of Nevada.  The parties hereby attorn to the jurisdiction of the Courts in the State of Nevada.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

PACIFIC GREEN TECHNOLOGIES INC.

Per:	/s/ Jordan Starkman
President

/s/ Neil Carmichael
NEIL CARMICHAEL

EXHIBIT A

STOCK OPTION AGREEMENT

THIS Stock Option Agreement (this “Agreement”) dated December 18, 2012, is made by and between Pacific Green Technologies Inc. (the “Company”), and Neil Carmichael the undersigned optionee (the “Optionee”).

The purpose of this AGREEMENT is to set forth the terms whereby the Optionee will hold an option to acquire 62,500 shares of the Company’s common stock (the “Shares”) from the Company.

The following numbered paragraphs reflect the entire understanding of the arrangement between Optionee and Company.

1.	Terms and Conditions of Option

The Company hereby grants to the Optionee the option (the “Option”) to purchase, subject to the terms and conditions of this Agreement, the Shares, at an exercise price of $0.01c per Share (the “Option Price”).

The term (the “Option Term”) of the Option shall commence on the date of this Agreement and shall expire on the 2nd anniversary of the date of this Agreement (the “Expiration Date”).

2.	Terms of Settlement

On or before the Expiration Date, the Option may be exercised, from time to time, in whole or in part (but for the purchase of whole shares only), by delivery of a written notice (the “Notice”) from the Optionee to the Company, which Notice shall:

(a)	state that the Optionee elects to exercise the Option;

(b)	state the number of shares with respect to which the Option is being exercised (the “Optioned Shares”);

(c)
state the date upon which the Optionee desires to consummate the purchase of the Optioned Shares (which date must be prior to the termination of such Option and no later than 30 days from the delivery of such Notice); and

(d)	Payment of the Option Price for the Optioned Shares shall be made by delivery of cash, money order or a certified check to the order of the Company in an amount equal to the Option Price.

3.	Restricted Status of the Shares; Subsequent Dispositions.

The Optionee hereby confirms its understanding that the Shares to be delivered to the Optionee will be “restricted securities” as that term is defined in Rule 144 under the under the Securities Act of 1933, as amended (the “Securities Act”), and agrees that such Shares shall bear a restrictive legend indicating that they have not been registered under the Securities Act.  The Optionee hereby agrees that it shall not make any subsequent offer, sale, transfer, or pledge of Shares unless such disposition is pursuant to registration under the Securities Act and any applicable securities laws of any state or pursuant to an exemption therefrom.

4.	Representations and Warranties of Company

                Company represents and warrants that:

(a)	the Company has sufficient shares in treasury to satisfy its obligations under this Agreements and shall have such shares available for the entire Option Term;

(b)
the Company has the legal power and authority to execute and deliver this Agreement and all other documents required to be executed and delivered by the Company hereunder and to consummate the transactions contemplated hereby;

(c)
there are no investigations, actions, suits or proceedings, administrative or otherwise, threatened or pending to the knowledge of the Company that affect each Company’s rights to their respective Shares or the sale of their respective Shares;

(d)	the warranties and representations of the Company and the provisions hereof shall survive the date hereof, and the consummation of the transactions contemplated herein;

(e)
the Company shall indemnify, defend and hold harmless Optionee from and against all liabilities incurred by Optionee, directly or indirectly, including without limitation, all reasonable attorney’s fees and court costs, arising out of or in connection with the purchase of the Company’s Shares set forth in this Agreement, except where fraud, intent to defraud or default of payment evolves on the part of Optionee; and

(f)
such Company is not insolvent, is not in receivership, nor is any application for receivership pending; no proceedings are pending by or against it in bankruptcy or reorganization in any Provincial or Federal court, nor has it committed any act of bankruptcy.

5.	Private Placement of Options

(a)
The Optionee shall complete, sign and return to the Company as soon as possible, on request by the Company, such additional documents, notices and undertakings as may be required by regulatory authorities and applicable law.

(b)	The Optionee acknowledges and agrees that:
i.
the Optionee agrees and acknowledges that none of the Options have been registered under the Securities Act of 1933 or under any state securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons (as that term is defined in Regulation S under the Securities Act of 1933), except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the Securities Act of 1933, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933 and in each case only in accordance with applicable state securities laws.  However, the parties acknowledge that the Company shall register the Options within one year from the date of this Agreement;

ii.
the Optionee has not acquired the Options as a result of, and will not itself engage in, any "directed selling efforts" (as defined in Regulation S under the 1933 Act) in the United States in respect of any of the Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Options; provided, however, that the Optionee may sell or otherwise dispose of any of the Options pursuant to registration thereof under the 1933 Act and any applicable state securities laws or under an exemption from such registration requirements;

iii.	the Options will be subject in the United States to a hold period from the date of issuance of the Options unless such Options are registered with the Securities and Exchange Commission ("SEC");
iv.
the decision to execute this Agreement and purchase the Options agreed to be purchased hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Company other than those made by the Company in the information the Company has filed with the SEC;

v.
it will indemnify and hold harmless the Company and, where applicable, its directors, officers, employees, agents, advisors and shareholders from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Optionee contained herein or in any document furnished by the Optionee to the Company in connection herewith being untrue in any material respect or any breach or failure by the Optionee to comply with any covenant or agreement made by the Optionee to the Company in connection therewith;

vi.	the issuance and sale of the Options to the Optionee will not be completed if it would be unlawful;
vii.
the Options are not listed on any stock exchange or subject to quotation and no representation has been made to the Optionee that the Options will become listed on any other stock exchange or subject to quotation on any other quotation system except that market makers are currently making markets in the Company's common stock on the OTC Bulletin Board;

viii.	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Options;
ix.	there is no government or other insurance covering the Options;
x.	there are risks associated with an investment in the Options, including the risk that the Optionee could lose all of its investment;
xi.
the Optionee and the Optionee's advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Company in connection with the distribution of the Options hereunder, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information about the Company;

xii.
the books and records of the Company were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Optionee during reasonable business hours at its principal place of business, and all documents, records and books in connection with the distribution of the Options hereunder have been made available for inspection by the Optionee, the Optionee's lawyer and/or advisor(s);

xiii.
the Company will refuse to register any transfer of the Options not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act;

xiv.
the statutory and regulatory basis for the exemption claimed for the offer of the Options, although in technical compliance with Regulation S, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the 1933 Act; and

xv.
the Optionee has been advised to consult the Optionee's own legal, tax and other advisors with respect to the merits and risks of an investment in the Options and with respect to applicable resale restrictions, and it is solely responsible (and the Company is not in any way responsible) for compliance with:

xvi.	any applicable laws of the jurisdiction in which the Optionee is resident in connection with the distribution of the Options hereunder, and
xvii.	applicable resale restrictions.

(c)
The Optionee hereby represents and warrants to and covenants with the Company (which representations, warranties and covenants shall survive the end of the expiry of the Term or early termination of this Agreement) that:

i.	the Optionee is not a U.S. Person;
ii.	the Optionee is not acquiring the Options for the account or benefit of, directly or indirectly, any other U.S. Person;
iii.	the sale of the Options to the Optionee as contemplated in this Agreement complies with or is exempt from the applicable securities legislation of the jurisdiction of residence of the Optionee;
iv.
the Optionee is acquiring the Options for investment only and not with a view to distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Options in the United States or to U.S. Persons;

v.
the Optionee is executing this Agreement and is acquiring the Options as principal for the Optionee's own account, for investment purposes only, and not with a view to, or for, distribution or fractionalisation thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such Options;

vi.	the entering into of this Agreement and the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Optionee;
vii.
the entering into of this Agreement and the transactions contemplated thereby will not result in the violation of any of the terms and provisions of any law applicable to the Optionee, or of any agreement, written or oral, to which the Optionee may be a party or by which the Optionee is or may be bound;

viii.	the Optionee has duly executed and delivered this Agreement and it constitutes a valid and binding agreement of the Optionee enforceable against the Optionee in accordance with its terms;
ix.
the Optionee has the requisite knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment in the Options and the Company;

x.
the Optionee is not an underwriter of, or dealer in, the common shares of the Company, nor is the Optionee participating, pursuant to a contractual agreement or otherwise, in the distribution of the Options;

xi.	the Optionee is not aware of any advertisement of pertaining to the Company or any of the Options; and
xii.	no person has made to the Optionee any written or oral representations:
1.	that any person will resell or repurchase any of the Options;
2.	that any person will refund the purchase price of any of the Options;

3.	as to the future price or value of any of the Options; or
4.
that any of the Options will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Options of the Company on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the common shares of the Company on the OTC Bulletin Board.

(d)
The Optionee hereby acknowledges that upon the issuance of shares resulting from the Options, and until such time as the same is no longer required under the applicable securities laws and regulations, the certificates representing any of the shares resulting from the Options will bear a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT").

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.  IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.  "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.

The Optionee hereby acknowledges and agrees to the Company making a notation on its records or giving instructions to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Agreement.

6.	Entire Agreement.

This Agreement sets forth the entire understanding and agreement between the parties with reference to the subject matter hereof, and there are no other agreements, inducements, understandings, restrictions, warranties or other representations verbal or otherwise between the parties other than those set forth herein.

7.	Legal Agreement.

By the signatures of their appointed representatives appearing below, the Optionee and Company will have duly executed and delivered this agreement, constituting a legal, valid and binding agreement enforceable under the laws of the State of Nevada in accordance with its terms.

8.	Further Acts.

Each party to this Agreement agrees to perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

9.	Survival

This Agreement shall be binding on, and shall inure to the benefit of, the parties and their respective heirs, legal representatives, successors and assigns.

10.	Notice

All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing, and shall be deemed to have been duly given (1) on the date of delivery, if delivered personally, or sent by facsimile by 3:00 p.m. local time at the place of delivery on such date, followed by an original delivered by first class mail, registered or certified, return receipt requested, postage prepaid, to the party to whom notice is to be given, (2) within 72 hours after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified mail, return receipt requested, postage prepaid, or (3) on the following day if sent by a nationally recognized overnight delivery services, in each case, properly addressed to the party at his address set forth on the signature page of this Agreement or any other address that any party may designate by written notice to the others.

11.	Assignment and Termination

No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

12.	Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

PACIFIC GREEN TECHNOLOGIES INC.

Per:	/s/ Jordan Starkman
Authorized Signatory

NEIL CARMICHAEL

/s/ Neil Carmichael